SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2007

CASCADE BANCORP
(Exact name of Registrant as specified in its charter)

Oregon	0-23322	93-1034484
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 NW Wall Street
Bend, Oregon 97701
(Address of principal executive offices)
(Zip Code)

(541) 385-6205
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K file is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

          On February 1, 2007, the Compensation Committee (the “Committee”) of Cascade Bancorp (the “Company”) met to consider information provided to it by the Clark Consulting, relating to annual incentive compensation, and to review the Company’s Executive Bonus Plan. As a result of its review, the Committee updated the Company’s Executive Bonus Plan to define the 2007 goals that that will need to be achieved in order for the Company’s named executive officers to be eligible for annual incentive compensation (both cash and equity). The Committee also approved its Compensation Committee Charter, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

          CASH INCENTIVE:  Under the terms of the Company’s Executive Incentive Bonus Plan, the annual cash incentive opportunity available to each named executive officer ranges from 32% to 120% of the named executive officer’s base salary.  The bonus program specifies 2007 financial goals relative to Net Income and Diluted Earnings Per Share to be achieved in order for such incentive to be paid.

          Cash award opportunities at threshold, target, and maximum for 2007 as approved by the Compensation Committee:

	Annual Cash Incentive Opportunity (% of Salary)

Executive	Threshold	Target	Max

Patricia L. Moss	54%	60%	120%
Michael J. Delvin	45%	50%	100%
Gregory D. Newton	36%	40%	80%
Frank R. Weis	36%	40%	80%
Peggy L. Biss	36%	40%	80%
Michael Mooney	32%	35%	70%

          EQUITY INCENTIVE:  The Company believes a blend of equity vehicles allows officers to be both aligned with shareholders and focus on the achievement of long-term goals.  Under the terms of the Company’s Executive Incentive Bonus Plan, the annual equity incentive opportunity available to each named executive officer ranges from 35% to 120% of the named executive officer’s base salary.  The bonus program specifies 2007 financial goals relative to Net Income and Diluted Earnings Per Share to be achieved in order for such incentive to be paid.

          Equity incentive grants will be comprised of 50% incentive stock options and 50% restricted stock based upon the fair value of such incentive grants at grant date.  Executive grants provide that 50% of the shares covered by the grant vest after three years and the remaining 50% of the shares covered by the grant vest at the end of the fourth year.   Any non-vested shares terminate upon cessation of the employee’s employment.

          The table below shows the equity award opportunities at threshold, target, and maximum for 2007 as approved by the Compensation Committee:

	Annual Equity Incentive Opportunity (% of Base Salary)

Position	Threshold	Target	Max

Patricia L. Moss	54%	60%	120%
Michael J. Delvin	45%	50%	100%
Gregory D. Newton	36%	40%	80%
Frank R. Weis	36%	40%	80%
Peggy L. Biss	36%	40%	80%
Michael Mooney	32%	35%	70%

          The Company’s compensation policies will be discussed in detail in the Compensation Discussion & Analysis (CD&A) to be included in the Company’s 2007 proxy statement.

Item 9.01.    Financial Statements and Exhibits

          (d)          Exhibits-99.1 Compensation Committee Charter

Signature(s)

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASCADE BANCORP

	By:	/s/ Gregory D. Newton

Gregory D. Newton
Executive Vice President/
Chief Financial Officer/Secretary
Date: 2/7/07